UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

___________________________________

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

September 7, 2016 (September 2, 2016)

TICC CAPITAL CORP.

(Exact name of registrant as specified in its charter)

Maryland	000-50398	20-0188736
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8 Sound Shore Drive, Suite 255

Greenwich, CT 06830

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (203) 983-5275

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders

On September 2, 2016, the Company held its Annual Meeting. Set forth below are the proposals voted upon at the Annual Meeting, as set forth in the Company’s Definitive Proxy Statement on Schedule 14A, filed with the U.S. Securities and Exchange Commission on July 12, 2016, and the final voting tabulation reported by the Company’s independent inspector of elections, IVS Associates, Inc. (“IVS”).

The Company’s Board of Directors fixed the close of business on July 8, 2016 as the record date for identifying those stockholders entitled to notice of, and to vote at, the Annual Meeting.  A total of 51,479,409 shares of the Company’s common stock were entitled to vote at the Annual Meeting. A quorum of the stockholders was present at the Annual Meeting. The final voting results for each of the proposals were as follows:

Proposal 1. Based on the final voting results from IVS, the Company’s stockholders elected the following nominee to serve on the Board of Directors until the 2019 annual meeting of stockholders, or until her successor is duly elected and qualified: Tonia L. Pankopf. The final tabulation from IVS of voting results for the election of director is set forth below:

Name	Votes For	Votes Withheld

Board of Directors’ Nominee:
Tonia L. Pankopf	13,058,625	1,329,078
TPG Specialty Lending, Inc.’s Nominee:
T. Kelley Millet	12,883,770	1,251,815

Proposal 2. Based on the final voting results from IVS, the Company’s stockholders approved a proposal to amend the Company’s bylaws to implement a majority vote standard for the election of directors in uncontested elections, as set forth below:

FOR	AGAINST	ABSTAIN

26,942,929	1,082,629	418,478
(number)	(number)	(number)

Proposal 3. Based on the final voting results from IVS, the Company’s stockholders ratified the appointment of PricewaterhouseCoopers LLP to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016, as set forth below:

FOR	AGAINST	ABSTAIN

26,446,943	765,269	1,311,076
(number)	(number)	(number)

Proposal 4. Based on the final voting results from IVS, the Company’s stockholders voted against approving the binding stockholder proposal put forth by TPG Specialty Lending, Inc. to terminate the Investment Advisory Agreement, dated as of July 1, 2011, by and between the Company and TICC Management, LLC, as set forth below:

FOR	AGAINST	ABSTAIN

14,334,693	12,610,821	1,577,774
(number)	(number)	(number)

Under the Investment Company Act of 1940, Proposal 4 was required to be approved by either (i) a majority of the Company’s outstanding shares of common stock or (ii) 67% or more of the shares of Company’s common stock present at the Annual Meeting if 50% or more of the Company’s outstanding shares of common stock are present at the Annual Meeting. 27.8% of the Company’s outstanding shares of common stock voted for Proposal 4 and 50.2% of the shares of the Company’s common stock present at the Annual Meeting voted for Proposal 4. Based on these final voting results, Proposal 4 failed to receive the required vote of the stockholders and was not adopted by the stockholders of the Company.  Therefore, TICC Management, LLC will continue to serve as investment adviser to the Company.

The Company had also solicited votes for the adjournment of the Annual Meeting, if necessary or appropriate, to solicit additional proxies (“Proposal 5”). However, since it was not necessary to adjourn the Annual Meeting to solicit additional votes on the first four proposals, a vote was not taken on Proposal 5.

On September 7, 2016, the Company issued a press release, filed herewith as Exhibit 99.1, regarding the final voting results described above.

Item 9.01.  Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibits.

Exhibit No.	Description

99.1	Press release dated September 7, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	September 7, 2016	TICC CAPITAL CORP.

		By:	/s/ Saul B. Rosenthal
Saul B. Rosenthal
President